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                                                                   Exhibit 4.1


                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT between BridgeStreet Accommodations, Inc., a Delaware corporation (the "Company"), and John E. Danneberg (the "Grantee") dated effective as of June 12, 1998 (the "Date of Grant").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto act and agree as follows:

Section 1. The Plan

     The option granted pursuant to this Agreement is not granted pursuant to the Company's 1997 Equity Incentive Plan, as amended (the "Plan"). This Agreement shall nevertheless be subject to the terms of the Plan, a copy of which is attached hereto as Exhibit A and is incorporated herein in its entirety by this reference, except to the extent this Agreement and the Plan are in conflict, in which case this Agreement shall control. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

Section 2. Grant of Option

     The Company hereby grants to the Grantee, as of the Date of Grant, an option (the "Option") to purchase up to one hundred twenty-five thousand (125,000) shares of Common Stock, par value $.01 per share, of the Company (the "Option Shares") at a price per share of $7.50, both the price and the number of shares being subject to adjustment only as provided in the Plan.

Section 3. Terms of Option

     (a) Subject to such further limitations as are provided herein, the Option shall become exercisable in full on the eighth anniversary of the Date of Grant.

     (b) The right to exercise the Option as to one-third (ignoring fractional shares) of the total number of Option Shares shall be accelerated, and the Option shall be exercisable as to such number of Option Shares, from and after the first date the Average Closing Price is at least twice the Base Price.

     (c) The right to exercise the Option as to an additional one-third (ignoring fractional shares) of the total number of Option Shares shall be accelerated, and the Option shall be exercisable as to such number of Option Shares from and after the first date the Average Closing Price is at least three times the Base Price.


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     (d) The right to exercise the Option as to the remaining Option Shares shall be accelerated, and the Option shall be exercisable in full, from and after the first date the Average Closing Price is at least four times the Base Price.

     (e) For purposes hereof:

          (i) "Average Closing Price" shall mean the average closing price of a share of Common Stock for ten (10) consecutive trading days on the principal national securities exchange (including the Nasdaq National Market) on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange (including the Nasdaq National Market), the average of the bid and asked prices during such ten-day period in the over-the-counter market as furnished by Nasdaq; provided, however, as of immediately prior to the consummation of any Change of Control of the Company the Average Closing Price shall be deemed to be the price at which the Common Stock is valued in such Change of Control and provided, further, the Average Closing Price shall be appropriately adjusted in the event of any stock split, stock dividend or similar transaction occurring during the period when the Average Closing Price is being determined;

          (ii) "Cause" shall mean "cause" as defined in the Employment Agreement dated June 12, 1998, between the Company and the Grantee, except for a termination by the Executive for Cause pursuant to Section 13 thereof.

          (iii) "Change of Control" shall mean a merger, consolidation, tender offer, sale of all or substantially all of the Company's assets or comparable transaction in which the holders of the Company's outstanding voting securities (including other securities convertible or exercisable therefor) as of immediately prior to such transaction do not hold immediately following such transaction securities of the surviving or acquiring entity (or the direct or indirect parent of such entity) entitled to cast a majority of the votes entitled to be cast for the election of Directors; and

          (iv) "Common Stock" shall mean the Company's presently authorized Common Stock and any stock into or for which such Common Stock may hereafter be converted or exchanged.

          (v) "Base Price" shall mean $4 7/8.

Section 4. Termination of the Option

     The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the close of business on the day that is ten (10) years from the Date of Grant (the "Option Term").

Section 5. Cessation of Grantee's Employment



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     (a) If the Grantee ceases to be employed by the Company either by reason of his or her death or by reason of termination by Grantee without Cause during the Option Term, the Option shall be exercisable, to the extent the Option was exercisable at the time of the Grantee's death or termination, as the case may be, either by the Grantee, in the event of termination, or by the Grantee's executor or administrator or, if not so exercised, by the legatees or distributees of the Grantee's estate, in the event of death, in all events only during the one (1) year period immediately following the Grantee's death or termination, as the case may be, after which time the Option shall terminate.

     (b) If the Grantee ceases to be employed by the Company by reason of a termination by the Company without Cause or by termination by Grantee for Cause, the Option shall become immediately exercisable as to all remaining Option Shares by the Grantee only during the one (1) year period immediately following such cessation or termination, as the case may be, after which time the Option shall terminate.

     (c) If there is a Change of Control, the Chairman of the Company shall request that the Board of Directors approve that the Option shall become immediately exercisable as to all remaining Option Shares by the Grantee only during the one (1) year period immediately following such Change of Control, after which time the Option shall terminate.

     (d) Notwithstanding any other provisions set forth herein or in the Plan, in no event shall the Option be exercised after the expiration of the Option Term.

     (e) Notwithstanding any other provisions set forth herein or in the Plan, the Option shall terminate automatically and without notice to the Grantee on the date the Grantee's employment is terminated for Cause.

Section 6. Exercise of Option

     (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving written notice of election to the Company, attention: Treasurer. Such notice shall specify the number of Option Shares as to which the Option is to be exercised.

     (b) At the time the Option is exercised, the Grantee shall make full payment for the Option Shares purchased, in cash, certified check or bank cashier's check, or through the surrender of shares of Common Stock at their fair market value on the date of exercise or a note pursuant to any cashless exercise program that the Company shall adopt. The Grantor also shall pay to the Company or make provision satisfactory to the Company for the payment of any taxes required by law to be withheld by the Company at the time of the exercise of the Option or the sale of the Option Shares acquired upon such exercise.

     (c) In the event exercise of the Option shall require the Company to issue a fractional share of Common Stock of the Company, such fraction shall be disregarded and the purchase price


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payable in connection with such exercise shall be appropriately reduced. Any such fractional share shall be carried forward and added to any shares covered by future exercisers) of the Option.

     (d) Notwithstanding anything to the contrary contained herein, the Option shall not be exercisable unless either (a) a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Option Shares shall have become, and continues to be, effective; (b) the Grantee (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the Option, that he or she is acquiring the Option Shares for his or her own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to the Company, and
(iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate(s) representing the option shares; or (c) the Grantee shall have complied with any other applicable exemption requirement to registration under the Act. The Company shall use its best efforts to ensure that a registration statement has become and continues to be effective with respect to the offer and sale of the Option Shares to the Grantee.

Section 7. No Rights of a Shareholder

     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any Option Shares, in whole or in part, prior to the date of exercise of the Option.

Section 8. Nontransferability of Option

     During the Grantee's lifetime, unless otherwise allowed by the Board of Directors of the Company pursuant to Section 6.3 of the Plan, the Option shall be exercisable only by the Grantee, and the Option shall not in any event be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution.

Section 9. Employment not Affected

     Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to his or her continued employment by the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate. at will the Grantee's employment at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company.

Section 10. Amendment of Option

     The Option may be amended or modified at any time by the Company; provided, however, that the Grantee's consent to such amendment or modification shall be required unless the Board of Directors or the Compensation Committee of the Company determines that the amendment or


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modification, taking into account any related action, would not materially and adversely affect the Grantee.

Section 11. Notice

     (a) Any notices required or permitted hereunder shall be addressed to the Company at 30670 Bainbridge Road, Solon, Ohio 44139, Attention: Treasurer, or to the Grantee at the most current address of the Grantee appearing in the records of the Company, as the case may be.

     (b) Either the Company or the Grantee may, by notice to the other given in the manner provided in Section 11(a), change his, her or its address for future notice.

Section 12. Governing Law

     The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the law of the State of Delaware, without regard to conflicts of law principles.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Grantee has hereunto set his hand all as of the 12th day of June, 1998.

                                  BRIDGESTREET ACCOMMODATIONS, INC.

                                  By:  /s/ Paul M. Verrochi
                                     -------------------------------
                                     Its

                                  ACCEPTED:

                                       /s/ John E. Danneberg
                                     -------------------------------
                                     ______________________, Grantee



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[Exhibit A containing the 1997 Equity Incentive Plan is incorporated herein by reference to the Company's Proxy Statement filed with the Securities and Exchange Commission on April 14, 1998 and used in connection with its 1998 Annual Meeting of Stockholders.]


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